Exhibit 99.1

Omega Protein Commences Strategic Review of Human Nutrition Business Segment to Increase Shareholder Value

HOUSTON, TX – February 22, 2017 – Omega Protein Corporation (NYSE:OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today announced that the Company and its Board of Directors have initiated a strategic alternatives review for the Company’s human nutrition business segment. This review, designed to increase shareholder value, involves a thorough evaluation of the Company's current operating plan and may result in the Company continuing to pursue internal value enhancing initiatives, a sale of the human nutrition business segment or certain of its assets or another form of strategic transaction with respect to the human nutrition business segment or certain of its assets.

“The Board of Directors consistently evaluates ways to increase shareholder value. We believe the animal nutrition business segment is well positioned to capitalize on opportunities for future growth and the Company will remain focused on internal initiatives to further enhance its operating and capital efficiencies,” said Gary R. Goodwin, Omega Protein’s Chairman of the Board. “At the same time, we continue to carefully consider the performance of the human nutrition segment and believe this is an appropriate time to undertake a comprehensive strategic review.”

J.P. Morgan Securities, LLC has been engaged to serve as financial advisor for the specialty oils and nutraceuticals operations and BMO Capital Markets Corp. has been engaged to serve as financial advisor for the dairy protein products operations.

There can be no assurances that this strategic review will result in any specific action, or as to its timing. The Company does not intend to comment further regarding the review until the Board of Directors approves a specific action or transaction or otherwise concludes its review. In connection with the strategic review, the Company has suspended its previously announced stock repurchase plan.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils, specialty protein products and nutraceuticals.

The Company operates seven manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

For More Information

Visit Omega Protein at www.omegaprotein.com, follow us on Twitter at https://twitter.com/omegaprotein, or find us on LinkedIn at https://www.linkedin.com/company/omega-protein-inc.

Forward-Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward - looking statements that involve a number of risks and uncertainties. Forward - looking information may be based on projections, predictions and estimates. In this press release and in reports we file or furnish with the SEC, and in related comments by our management, we use words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “see,” “seek,” “should,” “target,” or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgement about possible future events. In making these statements we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors include among others the following: (1) the uncertainty associated with being able to identify, evaluate, and complete any strategic alternative; and (2) the impact of the announcement of the Board’s review of strategic alternatives, as well as any strategic transaction that may be pursued in connection with the human nutrition business, including its financial and operating results, or its employees, suppliers and customers. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

Contact
Investor Relations
(713) 623-0060
hq@omegahouston.com